UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/08/2009

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 8, 2009, NewPage Corporation ("the Company") issued a press release announcing that its affiliate, NP Investor LLC ("NPI"), has extended the Withdrawal Deadline, Early Participation Time and Expiration Time for its previously announced cash tender offer (the "Second Lien Notes Offer") to purchase certain of the Company's outstanding Floating Rate Senior Secured Notes due 2012 and 10% Senior Secured Notes due 2012.

The Withdrawal Deadline, Early Participation Time and the Expiration Time for the Second Lien Notes Offer have been extended to 12:00 Midnight, New York City time, on Friday, September 11, 2009, unless further extended by NPI.

The Company also announced that NPI has terminated its cash tender offer to purchase certain of NewPage Holding Corporation's outstanding Floating Rate Senior Unsecured PIK Notes and the Company's outstanding 12% Senior Subordinated Notes due 2013.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this report is neither an offer to purchase any notes, nor a solicitation of tenders with respect to any security. The Second Lien Notes Offer is described in detail in the Offer to Purchase dated July 15, 2009 and the related Letter of Transmittal, as amended by the Supplement to the Second Lien Notes Offer dated August 10, 2009 and the previously distributed press releases dated August 10, 2009 and August 21, 2009.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1         News Release dated September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: September 08, 2009	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Secretary

NewPage Corporation

Date: September 08, 2009	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	News Release